Exhibit 10.2

FIRST AMENDMENT TO STOCKHOLDER AGREEMENT

THIS FIRST AMENDMENT TO THE STOCKHOLDER AGREEMENT (this “Amendment”) is dated as of July 10, 2014, and amends the Stockholder Agreement, dated as of August 5, 2013, by and among Turtle Beach Corporation, a Nevada corporation (the “Corporation”) and certain stockholders of the Corporation (the “Original Agreement”). Capitalized terms used, but not defined, herein shall have the respective meanings assigned to such terms in the Original Agreement.

WHEREAS, the Corporation and certain of the Stockholders desire to amend certain provisions of the Original Agreement pursuant to Section 11(i) thereof and upon such terms as set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual consents and obligations hereinafter set forth, the parties hereby agree as follows:

Section 1. Extension of the Lock-Up Expiration Date. Juergen Stark hereby agrees that the Lock-Up Expiration Time (as such term is defined in that certain Lock-Up Agreement, dated January 14, 2014 (the “Lock-Up Agreement”), by and between the Corporation, VTB Holdings, Inc. and Juergen Stark) under the Lock-Up Agreement shall be extended with respect to his Lock-Up Shares to April 1, 2015 and the Corporation and each of the undersigned stockholders (together with Juergen Stark, the “Stockholders”) hereby agrees that the Lock-Up Expiration Date shall be extended with respect to such Stockholder and its Lock-Up Shares to April 1, 2015; provided, that, such extensions shall not prevent a Stockholder from transferring: (a) Lock-Up Shares to a single transferee through a privately negotiated transaction with a total market value of at least $200,000 that is executed apart and away from the open or electronic markets (a “Block Trade”) where such transferee enters into a 12-month lock-up agreement with respect to such Lock-Up Shares on terms and conditions reasonably satisfactory to the Corporation, (b) up to the percentage set forth on its signature page hereto (its “Pro Rata Portion”) of 300,000 Lock-Up Shares per quarter through Block Trades where the transferee does not enter into such a lock-up agreement (an “Unrestricted Block Trade”); and (c) up to its Pro Rata Portion of 30,000 Lock-Up Shares per week (such portion, its “Weekly Allocation”) other than through Block Trades; provided, that, following any Unrestricted Block Trade by such Stockholder, such Stockholder may not transfer any Lock-Up Shares pursuant to this subsection (c) until such time as (x) the aggregate number of shares that would have otherwise been available in such Stockholder’s Weekly Allocation following such Unrestricted Block Trade equals (y) the aggregate number of Lock-Up Shares transferred by such Stockholder in any Unrestricted Block Trades.

Section 2. Termination of Observer Rights. Section 10(d) of the Original Agreement is hereby deleted in its entirety.

Section 3. Amendments. No amendment or waiver of any provision of this Amendment or the Original Agreement that would adversely affect the rights, impose any new obligations or materially increase any existing obligations of any Significant Stockholder (as defined below) under the Original Agreement (as amended from time to time), whether or not disproportionately to any other Stockholder, shall be binding upon such Significant Stockholder unless he, she or it has consented in writing to such amendment or waiver. The term “Significant Stockholder” shall mean any Stockholder that owns at least 1,500,000 shares of Common Stock (as adjusted for any forward or reverse stock split, stock dividend or similar transaction).

Section 4. Due Authorization. Each party hereby represents and warrants to the other parties hereto that (a) this Amendment has been duly and validly authorized, executed and delivered by such party, and no other action is required by such party to consummate the valid and binding execution and delivery of this Amendment to the other parties hereto and (b) such party has the full legal right, power, capacity, and authority to enter into this Amendment.

Section 5. Miscellaneous. Except as expressly modified hereby, all other terms and provisions of the Original Agreement shall remain in full force and effect and shall govern the conduct of the parties hereto. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State. This Amendment may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The failure of any Stockholder to execute this Amendment does not make it invalid as against any other Stockholder. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and other documents as any other party hereto reasonably may request in order to carry out the provisions of this Amendment and the consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

TURTLE BEACH CORPORATION:

By:	/s/Juergen Stark

Name:	Juergen Stark

Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

STOCKHOLDER:

SG VTB HOLDINGS, LLC
(Print Name of Stockholder)

/s/ Kenneth A. Fox
(Signature)

Kenneth A. Fox, Managing Member
(Print name and title if signing on behalf of an entity)

Pro Rata Portion: 51.13%

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

STOCKHOLDER:

Juergen Stark
(Print Name of Stockholder)

/s/ Juergen Stark
(Signature)

(Print name and title if signing on behalf of an entity)

Pro Rata Portion: .13%

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

STOCKHOLDER:

Carmine Bonanno
(Print Name of Stockholder)

/s/ Carmine Bonanno
(Signature)

(Print name and title if signing on behalf of an entity)

Pro Rata Portion: 19.35%

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

STOCKHOLDER:

Frederick T. Romano
(Print Name of Stockholder)

/s/ Frederick T. Romano
(Signature)

(Print name and title if signing on behalf of an entity)

Pro Rata Portion: 19.35%

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

STOCKHOLDER:

Martha M. Doornink Irrevocable Trust, Dated November 30, 2012
(Print Name of Stockholder)

/s/ Lonn Selbst
(Signature)

Lonn Selbst, Vice President of the Goldman Sachs Trust Company of Delaware as Trustee of the Martha M. Doornink Irrevocable Trust
(Print name and title if signing on behalf of an entity)

Pro Rata Portion: 3.34%

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

STOCKHOLDER:

Ronald Doornink Irrevocable Trust, Dated November 30, 2012
(Print Name of Stockholder)

/s/ Lonn Selbst
(Signature)

Lonn Selbst, Vice President of the Goldman Sachs Trust Company of Delaware as Trustee of the Ronald Doornink Irrevocable Trust
(Print name and title if signing on behalf of an entity)

Pro Rata Portion: 3.34%

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

STOCKHOLDER:

Ronald T. Doornink Revocable Living Trust, Dated December 17, 1996
(Print Name of Stockholder)

/s/ Ronald T. Doornink
(Signature)

Ronald T. Doornink as Trustee of the Ronald T. Doornink Revocable Living Trust, Dated December 17, 1996
(Print name and title if signing on behalf of an entity)

Pro Rata Portion: 3.36%